UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 6, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2006, PDL BioPharma, Inc. (“we” or the “Company”) executed the (1) Sublease, effective July 6, 2006, between Openwave Systems Inc. (“Openwave”) and the Company (the “Building 9 Sublease”), (2) Triple Net Lease, effective July 6, 2006, between Pacific Shores Investors, LLC (the “Lessor”) and the Company (the “Building 9 Future Lease”) and (3) Triple Net Lease, effective July 6, 2006, between the Lessor and the Company (the “Building 10 Lease”). A copy of each of the Building 9 Sublease, Building 9 Future Lease and Building 10 Lease is attached to this Current Report as Exhibit 10.1, 10.2 and 10.3, respectively. The brief description of the terms and conditions of the Building 9 Sublease, Building 9 Future Lease and Building 10 Lease that are material to us included in this Current Report is qualified in its entirety by the terms and conditions set forth in the Building 9 Sublease, Building 9 Future Lease and Building 10 Lease.

Pursuant to the terms of the Building 9 Sublease, we agreed to sublease from Openwave approximately 283,015 square feet at 1400 Seaport Boulevard, Redwood City, California (“Building 9”). The sublease term of the Building 9 Sublease begins on the earlier of (i) January 1, 2007 and (ii) the date that is 90 days after our completion of certain tenant improvements, and ends on April 29, 2013 (the “Sublease Term”). Under the Building 9 Sublease, we are obligated to pay Openwave monthly base rent of $223,581.85 per month for the first 24 months of the Sublease Term and $268,864.25 per month for the remainder of the Sublease Term. In addition to the foregoing monthly base rent obligations, we are obligated to pay to Openwave certain additional monthly amounts for property taxes, assessments, fees and common area expenses for the maintenance of the Pacific Shores Center, the office complex in which Building 9 is located (the “Additional Rent”), plus a monthly management fee to Lessor equal to 4% of the monthly base rent. We also must deposit with Openwave $268,864.25 as a security deposit or alternatively deliver to Openwave an irrevocable letter of credit in the amount of $268,864.25.

Pursuant to the terms of the Building 9 Future Lease, we agreed to lease Building 9 from Lessor. The lease term of the Building 9 Future Lease begins on April 30, 2013, the day after the Sublease Term expires, and ends on December 31, 2021 (the “Building 9 Lease Term”). Under the Building 9 Future Lease, we are obligated to pay Lessor monthly base rent during the Building 9 Lease Term in an initial amount equal to $574,031.11. The monthly base rent will increase to $594,122.19 on January 1, 2014 and will increase on June 1, 2014 to the higher of (i) $594,122.19 and (ii) the fair market rent for comparable space in similar buildings in the vicinity of Building 9 (“Fair Market Rent”), but in no event higher than $749,989.75. On January 1 of each year thereafter during the Building 9 Lease Term, the monthly base rent shall increase to the then-current Fair Market Rent. In addition to the foregoing monthly base rent obligations, we are obligated to pay to Lessor during the Building 9 Lease Term Additional Rent, plus a monthly management fee equal to 2% of the monthly base rent. We also must deliver to Lessor an irrevocable letter of credit in the amount of $1,500,000 as security for our performance of the terms of the Building 9 Future Lease. Pursuant to the terms of the Building 9 Future Lease, we have two options to extend the term of the lease for periods of five years each.

Pursuant to the terms of the Building 10 Lease, we agreed to lease from Lessor approximately 164,732 square feet at 1500 Seaport Boulevard, Redwood City, California (“Building 10”). The lease term of the Building 10 Lease begins on January 1, 2007 and ends on December 31, 2021 (the “Building 10 Lease Term”). Under the Building 10 Lease, we are obligated to pay Lessor monthly base rent during the Building 10 Lease Term in an initial amount equal to $271,807.80. The monthly base rent will increase during the Building 10 Lease Term as set forth below:

Months	Monthly Base Rent
13-24	$281,321.07
25-36	$291,167.31
37-48	$301,358.17
49-60	$311,905.70
61-72	$322,822.40
73-84	$334,121.19
85-90	$345,815.43

From the 91st to the 96th months during the Building 10 Lease Term, the monthly base rent will equal the higher of (i) $345,815.43 and (ii) the Fair Market Rent as of the 91st month, but in no event higher than $436,539.80. On January 1 of each year thereafter during the Building 10 Lease Term, the monthly base rent shall increase to the then-current Fair Market Rent. In addition to the foregoing monthly base rent obligations, we are obligated to pay to Lessor during the Building 10 Lease Term Additional Rent, plus a monthly management fee equal to 2% of the monthly base rent. We also must deliver to Lessor an irrevocable letter of credit in the amount of $1,500,000 as security for our performance of the terms of the Building 10 Lease. Pursuant to the terms of the Building 10 Lease, we have two options to extend the term of the lease for periods of five years each.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

If (i) the Building 9 Sublease terminates for any reason other than our default or (ii) the Triple Net Building Lease, dated February 4, 2000, between Lessor and Openwave (the “Openwave Lease”), under which the we are subleasing space from Openwave, is terminated because of the destruction or condemnation of the Building 9 premises, then the beginning of the Building 9 Lease Term will begin on the date of such termination instead of April 30, 2013 and our obligations under the Building 9 Future Lease would be increased by the amount of monthly base rent as determined in accordance with the table below that would be due from the date of the termination of the Building 9 Sublease or the Openwave Lease, as applicable, until April 30, 2013, the date the Building 9 Lease Term would otherwise have begun, as well as the amount Additional Rent that would be due during such period.

Time Period	Monthly Base Rent
01-01-07 to 12-31-07	$466,974.75
01-01-08 to 12-31-08	$483,318.86
01-01-09 to 12-31-09	$500,235.02
01-01-10 to 12-31-10	$517,743.24
01-01-11 to 12-31-11	$535,864.25
01-01-12 to 12-31-12	$554,619.49
01-01-13 to 04-29-13	$574,031.17

Item 8.01 Other Events.

On July 6, 2006, we issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the planned move of our headquarters from Fremont, California, to Redwood City, California.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Sublease, effective July 6, 2006, between Openwave Systems, Inc. and the Company (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.2	Triple Net Lease, effective July 6, 2006, between Pacific Shores Investors, LLC and the Company (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.3	Triple Net Lease, effective July 6, 2006, between the Pacific Shores Investors, LLC and the Company (for building located at 1500 Seaport Boulevard, Redwood City, California)

99.1	Press Release, dated July 6, 2006, regarding the Company’s planned move of corporate headquarters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006

PDL BIOPHARMA, INC.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and
Chief Financial Officer